MANLOE LABORATORIES, INC.

    6320 Sandhill Road, Suite #10 Las Vegas, Nevada 89120 USA
    Toll Free (877)925-6000 (702) 433-7514 (702) 433-7192 Fax
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February 2, 1999

BRUCE JEZIOR

- and to -

JAZOR LABORATORY GROUP, INC.
Box 3569,
Pompana Beach, Florida 33072

Dear Sirs:

Re:	MANLOE LABORATORIES, INC. (the "Company")
      Manufacturing and Marketing License Agreement dated March 19, 1998 between the Company, Jazor Laboratory Group, Inc. ("Jazor") and Bruce Jezior ("Jezior") (the "Manufacturing Agreement")
      ---------------------------------------------------------

We write to confirm our agreement to modify the Manufacturing
Agreement on the terms and subject to the following conditions:

1. The Company will issue to Jezior 500,000 common shares at a deemed value of $2.00 US per share (the "Shares"). The certificates representing the Shares will be issued by the Company pursuant to an exemption provided by the United States Securities Act of 1933 (the "Act") and will be endorsed with the following legend:

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN
REGISTERED UNDER THE SECURITIES ACT OF 1933
(THE "ACT"), AND HAVE BEEN ISSUED IN RELIANCE
UPON EXEMPTIONS FROM THE REGISTRATION
REQUIREMENTS OF THE ACT. SUCH SECURITIES MAY
NOT BE REOFFERED FOR SALE OR RESOLD OR
OTHERWISE TRANSFERRED UNLESS THEY ARE
REGISTERED UNDER THE APPLICABLE PROVISIONS OF
THE ACT OR ARE EXEMPT FROM SUCH REGISTRATION.

2. The issue of the Shares to Jezior will be deemed to be a payment of $1,000,000 by the Company to Jazor on account of the royalty payable by the Company to Jazor pursuant to the Manufacturing Agreement (the "Royalty").

3. In consideration for the issue of the Shares by the Company to Jezior, Jazor and Jezior agree to deliver to the Company all confidential information, including polymer manufacturing process and technology information, formulae, technical data, engineering specifications, ingredients, feed materials and trade secrets, necessary to enable the Company to manufacture all products which are the subject of the Manufacturing
Agreement independent of Jazor and Jezior, as contemplated by
Section 4.2 of the Manufacturing Agreement (the "Product Manufacturing Information"). The Company, Jazor and Jezior will jointly instruct Randall L. Leshin, Attorney, as escrow agent pursuant to the escrow agreement executed pursuant to the Manufacturing Agreement (the "Escrow Agreement"), to release to the Company the "Escrowed Information" as defined in the Manufacturing Agreement and the "Escrow Documents" as defined in the Escrow Agreement and agreeing to terminate the Escrow Agreement this release to the Company.

4. The Shares will be delivered by the Company concurrently with the delivery to the Company by Jazor, Jezior and the Escrow
Agent of the information contemplated by Section 3.

5. Section 4.2 of the Manufacturing Agreement will be amended to reflect the above agreement and will read as follows:

"4.2	In addition to the License Fee, Manloe
will pay to Jazor a royalty (the
"Royalty") equal to the greater of:

(a)	$6,000 per month; or

(b)	1.5% of Net Revenues realized by
Manloe on sales of the Products,

subject to a cap on total Royalties
paid of $1,000,000.  Manloe will pay
the Royalty to Jazor by payments of
$6,000 per month, and by a payment
on account of any Royalty in excess
of $72,000 in each year (the
"Royalty Differential") payable on
an annual basis calculated within 60
days of each anniversary of the date
of this Agreement."

6. Jazor and Jezior agree that a total of $48,000 has been advanced by the Company to Jazor to date on account of payment of the Royalty and that the balance to be paid by the Company to reach the Royalty cap of $1,000,000 remaining is $952,000.

7. The Manufacturing Agreement remains in full force and effect, without amendment, except as set forth in this letter.

If you are in agreement with the terms and conditions of this letter (the "Letter Agreement"), please execute a copy of this Letter Agreement where indicated below and return an executed copy to the Company. Upon receipt of a fully executed copy of this Letter Agreement, the Company will issue certificates representing the Shares concurrently with the delivery of the Product Manufacturing Information.


Yours truly,

MANLOE LABORATORIES, INC.

Per: /s/ Roger Hocking
_______________________________
ROGER HOCKING, PRESIDENT


Accepted and agreed as of this 19 day of February, 1999.


JAZOR LABORATORY GROUP, INC.
by its authorized signatory:

Per: /s/ Bruce C. Jezior
_______________________________
Authorized Signatory


/s/ Bruce C. Jezior

BRUCE JEZIOR
in his personal capacity